Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of BENE IO, Inc. on Form SB-2 of our report dated March 9, 2007 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Meyler & Company LLC

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Meyler & Company

Middletown, NJ

March 9, 2007